CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports dated October 15, 1999 for the Kemper Large Company Growth Fund and Kemper Small Cap Value+ Growth Fund and October 19, 1999 for the Kemper Research Fund in the Registration Statement (Form N-1A) of the Kemper Funds
Trust and their incorporation by reference in the related prospectus and statement of additional information of Kemper Funds Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 333-65661) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No.
811-09057).



                                /s/ERNST & YOUNG LLP

                                ERNST & YOUNG LLP


Chicago, Illinois
December 22, 1999